                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[RADIAN LETTERHEAD WITH LOGO]

                                                                   July 30, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Radian Group Inc., which will be held at 1601 Market Street, 11th Floor, Philadelphia, Pennsylvania 19103, at 10:00 a.m. on Tuesday, August 31, 1999. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

     Please note that the Annual Meeting was scheduled later than usual this year in order to permit the completion of the merger between Radian Group Inc. (formerly, CMAC Investment Corporation) and Amerin Corporation. We are pleased that the merger has been successfully concluded and anticipate that next year's Annual Meeting will be held earlier in the year.

     Whether or not you plan to attend the upcoming meeting, please sign, date and return the enclosed proxy card as soon as possible so that your shares can be voted in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. Since the representation of stockholders at the meeting is very important, we thank you in advance for your participation.

Sincerely,
/s/ Howard S. Yaruss
HOWARD S. YARUSS
Secretary

                               RADIAN GROUP INC.
                               1601 Market Street
                             Philadelphia, PA 19103
                            ------------------------

                 NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                AUGUST 31, 1999

                            ------------------------

TO THE STOCKHOLDERS OF
RADIAN GROUP INC.:

     Notice is hereby given that the annual meeting of the stockholders of Radian Group Inc., a Delaware corporation (the "Company"), will be held at 1601 Market Street, 11th Floor, Philadelphia, Pennsylvania, on Tuesday, August 31, 1999 at 10:00 a.m., local time, for the following purposes:

        1. To elect three directors for terms of three years each, to serve until their successors shall be elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999;

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record as of the close of business on July 26, 1999 will be entitled to notice of the annual meeting and to vote at the annual meeting and any adjournments thereof. A list of stockholders will be available for inspection during normal business hours from August 12, 1999 through August 31, 1999 at the offices of the Company at 1601 Market Street, 11th Floor, Philadelphia, PA 19103.

                                          By Order of the Board of Directors

                                          HOWARD S. YARUSS
                                          Secretary

Philadelphia, PA
July 30, 1999

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                               RADIAN GROUP INC.
                               1601 Market Street
                             Philadelphia, PA 19103

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                AUGUST 31, 1999

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RADIAN GROUP INC. (the "Company"), for use at the 1999 Annual Meeting of Stockholders to be held at 1601 Market Street, 11th Floor, Philadelphia, PA, on Tuesday, August 31, 1999 at 10:00 a.m., local time, and at any adjournments thereof. This Proxy Statement and the accompanying Proxy Card are expected to be distributed to stockholders on or about July 30, 1999.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, Corporate Investor Communications, Inc., Carlstadt, New Jersey, a proxy solicitation firm, has been employed to solicit proxies by mail, telephone or personal solicitation. It is anticipated that the fees to be paid to Corporate Investor Communications by the Company will not exceed $10,000. Proxies may also be solicited by officers and directors and a small number of employees of the Company who will not be specially compensated for such services. The Company will also request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will, upon request, reimburse such persons for reasonable expenses incurred in that regard.

                             PURPOSE OF THE MEETING

     At the annual meeting, the stockholders will be asked to (i) elect three directors to hold office as provided by law and the By-laws of the Company, (ii) ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1999, and (iii) transact such other business as may properly come before the meeting.

                             VOTING AT THE MEETING

     Holders of the shares of common stock of the Company ("Common Stock"), of record at the close of business on July 26, 1999 are entitled to vote at the meeting. As of that date, 36,967,216 shares of Common Stock were outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name.

     The Company presently has no other class of stock outstanding and entitled to vote at the meeting. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. The affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required to approve and ratify (i) the appointment of Deloitte & Touche LLP, or (ii) to take action with respect to any other matter as may be properly brought before the meeting.

     With regard to election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect.

     Abstentions may be specified on the proposals to ratify the Company's auditors. Abstentions may not be specified for the election of directors. Abstentions will be considered present and entitled to vote at the meeting but will not be counted as votes cast in the affirmative.

     Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the authority to vote those shares with respect to the election of directors and the ratification of the appointment of Deloitte & Touche LLP if they have not received instructions to the contrary from a beneficial owner.

     Shares cannot be voted at the meeting unless the holder of record is present in person or is represented by proxy. The enclosed Proxy Card is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of Common Stock represented by each properly executed Proxy Card will be voted at the meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Card; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     Execution of the accompanying Proxy Card will not affect a stockholder's right to revoke it by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by voting in person at the meeting, or by executing a later-dated proxy that is received by the Company before the meeting.

     YOUR PROXY VOTE IS IMPORTANT TO THE COMPANY. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND THE MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH THE COMPANY'S TRANSFER AGENT (THE BANK OF NEW YORK) IN THE NAME OF A BROKER, BANK OR OTHER CUSTODIAN, NOMINEE OR FIDUCIARY, YOU MUST SECURE A PROXY FROM SUCH PERSON ASSIGNING YOU THE RIGHT TO VOTE YOUR SHARES.

                           I.  ELECTION OF DIRECTORS

     The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is classified into three classes of directors having staggered terms. Each class is as equal in size as possible. Each class holds office for a term of three years and until the election and qualification of their respective successors or until their earlier removal or resignation.

     Three directors are to be elected at the 1999 annual meeting. The terms of three current directors, David C. Carney, Claire M. Fagin and Ronald W. Moore, will expire at the 1999 annual meeting. The Board of Directors has nominated these three current directors for election as directors of the Company for terms of office that would expire in 2002. The remaining eleven directors will continue to serve in accordance with their prior election or appointment.

     The nominees have consented to be named and to serve if elected or confirmed. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby FOR the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; however, if this should not be the case, the proxies may be voted for any substitute nominee to be designated by the Board of Directors.

     The three directors are to be elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. The Board of Directors unanimously recommends a vote FOR each of the nominees.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINEES

     The Amended and Restated Certificate of Incorporation of the Company prohibits a nominee from being elected a director unless the name of the nominee, together with such consents and information concerning present and prior occupations, transactions with the Company or its subsidiaries, and other matters as may be required pursuant to the By-laws, is filed with the Secretary of the Company no later than the time fixed pursuant to the By-laws.

     The Company's By-laws permit any stockholder entitled to vote for the election of directors at a meeting to nominate a director for election by giving written notice thereof to the Secretary of the Company by August 16, 1999. This notice must contain or be accompanied by the following information:

          (a) the name and residence of the stockholder who intends to make the nomination;

          (b) a representation that the stockholder is a holder of record of the Company's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

          (c) such information regarding each nominee as would be required in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had proxies been solicited with respect to the nominee by the management or Board of Directors of the Company;

          (d) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

          (e) the consent of each nominee to serve as a director of the Company.

     The Company's Nominating Committee unanimously voted to make an exception to the provision of the By-laws of the Company that prohibits anyone who has reached the age of 70 from being elected to the Board of Directors in order to permit Claire Fagin to stand for election for an additional term.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS AND REGARDING CONTINUING DIRECTORS

     The information provided herein as to personal background has been provided by each director and nominee as of June 15, 1999.

                          NOMINEES FOR ELECTION AT THE
                            1999 ANNUAL MEETING FOR
                             TERMS EXPIRING IN 2002

DAVID C. CARNEY............  Mr. Carney served as Executive Vice President of
                             Jefferson Health Systems from October 1996 until May 1999. From April 1995 until October 1996 he was Chief Executive Officer of D.C. Carney Consulting Service. He served as Chief Financial Officer of CoreStates Financial Corp, a banking and financial services holding company from April 1991 until April 1995. Mr. Carney is a Certified Public Accountant and served as Philadelphia Area Managing Partner for Ernst & Young from 1980-1991. He has served as a director of AAA MidLantic and Keystone Insurance Companies since 1996. He was appointed Chairman of the Board of Directors of ImageMax, Inc. in 1999 and has been a director of ImageMax, Inc. since 1997. He has been a director of the Company since November 1992. Age: 62.

CLAIRE M. FAGIN............  Dr. Fagin is Dean Emerita and Professor Emerita of
                             the School of Nursing, University of Pennsylvania and is currently an independent consultant. She has been associated with the University of Pennsylvania since 1977, where she served as Interim President from 1993 to 1994. From 1977 through 1992 she was the Dean of the School of Nursing of the University of Pennsylvania. She was a director of Salomon Inc. from 1994 until the end of 1997, when it was acquired by Travelers Group. She serves on the Advisory Committee of Provident Mutual Life

                             Insurance Company where she retired from her directorship in December 1996. She has been a Director of the Company since July 1994. Age: 72.

RONALD W. MOORE............  Mr. Moore has been an Adjunct Professor of Business
                             Administration, Graduate School of Business
                             Administration, Harvard University since 1990. He is a director of Orion Capital Corporation. Mr. Moore has been a director of the Company since November 1992. Age: 54.

                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2000

FRANK P. FILIPPS...........  Mr. Filipps has been the Chairman of the Board and
                             Chief Executive Officer of the Company since June 1999. He joined the Company and Commonwealth Mortgage Assurance Company, the Company's operating subsidiary now known as Radian Guaranty Inc. ("Radian"), as Senior Vice President and Chief Financial Officer in November 1992, and became Executive Vice President and Chief Operating Officer of the Company and Radian in 1994. In January 1995 he became President of the Company and Chairman of the Board, President and Chief Executive Officer of Radian. In January 1996 Mr. Filipps was named Chief Executive Officer of the Company. From 1975 until October 1992 he was an executive with American International Group, Inc., an insurance holding company, serving as Vice President and Treasurer from 1989 to 1992. He has been a director of Impac Mortgage Holdings since November 1995 and a director of Impac Commercial Holdings since February 1997. He has been a director of the Company since May 1995. Age: 52.

STEPHEN T. HOPKINS.........  Mr. Hopkins is President of Hopkins and Company
                             LLC, a management consulting business he formed in February 1999. From January 1976 to January 1999, he held a number of managerial positions with Federal Home Loan Mortgage Corporation, serving as Senior Vice President and National Sales Director from April 1994 through August 1998. He has been a director of the Company since June 1999. Age: 49.

JAMES C. MILLER............  Mr. Miller was President of the Company from July
                             1992 until his retirement in December 1994. He served as President and Chief Operating Officer and as a director of Radian from October 1983 until August 1992. From August 1992 through December 1994 he served as Chairman of the Board, President and Chief Executive Officer of Radian. He has been a director of the Company since July 1992. Age: 69.

ANTHONY W. SCHWEIGER.......  Mr. Schweiger is the Senior Managing Director for
                             The Tomorrow Group, LLC, which provides specialized financial and management services for complex and strategic/turnaround business issues. As a consultant, he has served as the senior acting manager in a variety of businesses including Acting COO for WineAccess, a development stage infomediary from May 1998 to March 1999 and Acting Chief Executive Officer for Care Systems in 1995. He was Managing Director of the Stafford Companies, an investment banking firm from November 1994 until April 1995. From November 1993 through August 1994, he served as the Executive Vice President of First Advantage Mortgage Corporation, a mortgage banking company. Prior to that, he served as the

                             President and Chief Executive Officer of Meridian Mortgage Corporation, from 1987 until 1993 and the Executive Vice President/Chief Operating Officer from that company's inception in 1983. Age: 57.

                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2001

JAMES W. JENNINGS..........  Mr. Jennings has been a partner in the Philadelphia office of the law firm of Morgan, Lewis & Bockius LLP (which firm is counsel to the Company) since 1970. He has been a director of the Company since January 1993. Age: 62.

ROY J. KASMAR..............  Mr. Kasmar has been President and Chief Operating
                             Officer of the Company since June 1999. He joined Amerin Guaranty as Executive Vice President and Chief Operating Officer in May 1996 and became President and Chief Operating Officer of Amerin Guaranty in November 1997. From 1988 to 1996 he was a member of the Operating Committee and managing director of Capital Markets group with Prudential Home Mortgage. He served as Chief Operating Officer and Vice President in charge of secondary marketing of First Boston Capital Group from 1984 to 1988. Prior to that he served as Vice President in charge of secondary marketing of Chase Home Mortgage from 1981 to 1984. He has been a director of Amerin Guaranty from since December 1996, and he was a director of Amerin Corporation from September 1998 until it merged with and into the Company in June 1999 at which time he became a director of the Company. Age: 43.

ROBERT W. RICHARDS.........  Mr. Richards was Chairman of the Board of Directors
                             of Source One Mortgage Services Corporation, a mortgage banking company, from 1989 until his retirement in 1996. He held a number of managerial positions with Source One from 1971 through 1996, serving as President from 1987 to 1989. He has been a director of the Company since November 1992. Age:
                             56.

LARRY E. SWEDROE...........  Mr. Swedroe has been a principal of Buckingham
                             Asset Management, Inc., a personal investment advisory firm, since May 1996. From January 1994 to April 1996, he was Vice Chairman of Residential Services Corporation of America, the holding company for Prudential Home Mortgage and Lender's Service, Inc. Prior thereto, he served as a Managing Director of Residential Services Corporation of America from November 1986 to December 1993. He has been a director of the Company since June 1999. Age: 47.

HERBERT WENDER.............  Mr. Wender has been Lead Director and Chairman of the Executive Committee of the Company since June 1999. He served as Chairman of the Board of Directors of the Company from August 1992 to June 1999. He was Chairman of the Board and Chief Executive Officer of Radian from June 1983 until July 1992. Mr. Wender has been a director of LandAmerica Financial Group, Inc. since February 1998 and served as its Vice Chairman from February 1998 through May 1999. He was Chairman of the Board and Chief Executive Officer of Commonwealth Land Title Insurance Company ("Commonwealth"), a title insurance company, from June 1983 until February 1998. He has been a director of the Company since July 1992. Age: 62.

                         DIRECTORS CONTINUING IN OFFICE
                          WITH TERMS EXPIRING IN 2002

HOWARD B. CULANG...........  Mr. Culang has been President of Laurel
                             Corporation, a financial services firm, since January 1996. He has been President of Worldstories, LLC, a development stage Internet company since February 1999. From January 1994 to December 1995, he was Vice Chairman of Residential Services Corporation of America, the holding company for Prudential Home Mortgage, Lender's Service, Inc. and Prudential Real Estate Affiliates. He has been a director of Smart Storage Inc. since 1997. He has been a director of the Company since June 1999. Age: 52.

ROSEMARIE GRECO............  Ms. Greco served as President of CoreStates
                             Financial Corp. from May 1996 until July 1997 and President and Chief Executive Officer of CoreStates Bank from August 1994 to August 1997. She also served as Chief Banking Officer of CoreStates Financial Corp. from August 1994 to May 1996, and as Chief Retail Services Officer from October 1993 to August 1994. She was a bank director from April 1992 to August 1997. Ms. Greco is also a director of Sunoco, Inc., PECO Energy Company and Preit-Rubin Inc. She has been a director of the Company since June 1999. Age: 53.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company believes that during the year ended December 31, 1998, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of William Carroll, who, failed to file a Form 4 timely when he sold shares of Common Stock in the Company in April, 1998 and James Miller who failed to file a Form 4 when he sold shares of Common Stock in the Company in November, 1998. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its directors and executive officers that no other reports were required.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table indicates, as of May 6, 1999, information relating to each person known to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

                                                                                             INVESTMENT
                                             SHARES                      VOTING POWER          POWER
                                          BENEFICIALLY     PERCENT     ----------------   ----------------
       NAME AND BUSINESS ADDRESS            OWNED(1)     OF CLASS(2)   SOLE    SHARED     SOLE    SHARED
       -------------------------          ------------   -----------   ----    ------     ----    ------
T. Rowe Price Associates................   2,357,897        6.39%      -0-    2,357,897   -0-    2,357,897
100 E. Pratt Street
Baltimore, MD 21202

---------------
(1) All the information in the table is presented in reliance on information disclosed by the named individual as of May 6, 1999.

(2) The percentage has been determined based upon the number of shares outstanding as of May 6, 1999.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

     The following table sets forth, as of June 10, 1999, all shares of Common Stock of the Company which are deemed to be beneficially held by each director of the Company, its Chief Executive Officer, the next four most highly compensated executive officers of the Company, and the directors and all current executive officers of the Company as a group.

                                                               NUMBER OF
                                                                 SHARES         PERCENTAGE
                                                              BENEFICIALLY          OF
                      BENEFICIAL OWNER                        OWNED(1)(2)        CLASS(5)
                      ----------------                        ------------      ----------
Herbert Wender..............................................    261,500               *
Roy J. Kasmar...............................................    178,336               *
Frank P. Filipps............................................    167,234               *
C. Robert Quint.............................................     65,267               *
James C. Miller.............................................     44,995(4)(6)         *
Albert Will.................................................     24,710               *
David C. Carney.............................................     20,600               *
James W. Jennings...........................................     19,600               *
Ronald W. Moore.............................................     19,000               *
Anthony W. Schweiger........................................     19,000               *
Robert W. Richards..........................................     18,500               *
Claire M. Fagin.............................................     15,000               *
Larry E. Swedroe............................................      2,725               *
William Carroll.............................................      2,231               *
Howard B. Culang............................................          0               *
Rosemarie B. Greco..........................................          0               *
Stephen T. Hopkins..........................................          0               *
                                                                858,698
All directors and current executive officers as a group (19
  persons)..................................................    881,707            2.39%

---------------
(1) Shares are "beneficially owned" by a person if such person, directly or indirectly, has or shares (i) the voting power thereof, including the power to vote or direct the voting of such shares, or (ii) the power to dispose or direct the disposition of such shares. In addition, a person is deemed to beneficially own any shares which such person has the right to acquire beneficial ownership of within 60 days. Directors and officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(2) Includes shares of Common Stock allocable to employee contributions under the Company's Savings Incentive Plan as of May 6, 1999, as to which the employee has dispositive power, as follows: Mr. Filipps -- 1,984 shares, Mr. Quint -- 3,117 shares, Mr. Carroll -- 356 shares, and current executive officers as a group -- 7,591 shares.

(3) Includes shares that may be acquired within 60 days after the ownership date reflected, upon exercise of employee and director stock options. Options are included for the following individuals: Mr. Wender, 235,500 shares; Mr. Filipps, 161,250 shares; Mr. Kasmar, 166,691; Mr. Will, 24,710; Mr. Quint, 60,750 shares; Mr. Carroll, 1,875; Messrs. Carney, Moore, and Richards 18,000 shares each; Mr. Schweiger, 13,500 shares; Mr. Jennings, 17,000 shares; Mr. Miller, 6,000; Dr. Fagin, 15,000 shares; Mr. Swedroe, 1,066; and all current directors and executive officers as a group, 778,217 shares.

(4) Includes shares of Common Stock allocable to employee contributions under the Company's Savings Incentive Plan as of January 31, 1999, which Mr. Miller accumulated during his time as an employee of the Company. Under the Company's Savings Incentive Plan, Mr. Miller has dispositive power as to 3,795 shares held therein.

(5) "*" indicates less than one percent of class.

(6) Includes 200 shares owned by Mr. Miller's daughter as to which he disclaims beneficial ownership.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company met on six occasions during the period January 1, 1998 through December 31, 1998. The By-laws of the Company provide that the Board of Directors, by a resolution adopted by a majority of the entire Board, may designate an Executive Committee or other committees, each of which shall consist of one or more directors. In addition to the Executive Committee, the Board of Directors has the following standing committees: Stock Option and Compensation Committee, Audit Committee, Nominating Committee and Investment Committee. Each director participated in every Board of Directors meeting held during 1998. Each director participated in at least 75% of the meetings of the committees that such director serves on.

     EXECUTIVE COMMITTEE. For the year ended December 31, 1998, the Executive Committee was composed of Messrs. Wender (Chairman), Carney, Filipps and Schweiger. This Committee exercises such management functions as may be delegated to it by the Board of Directors. The Executive Committee met once during the period from January 1, 1998 through December 31, 1998.

     STOCK OPTION AND COMPENSATION COMMITTEE. For the year ended December 31, 1998, the Stock Option and Compensation Committee was composed of three non-employee directors, Mr. Richards (Chairman), Dr. Fagin and Mr. Moore. This Committee is responsible for administering the Company's 1992 Stock Option Plan and 1995 Equity Compensation Plan, and for setting compensation for the Company's senior managers. The Stock Option and Compensation Committee met five times during the period January 1, 1998 through December 31, 1998.

     AUDIT COMMITTEE. For the year ended December 31, 1998, the Audit Committee was composed of three non-employee directors, Messrs. Carney (Chairman), Jennings and Schweiger. This Committee is responsible for recommending to the Board of Directors the independent auditors to be retained by the Company; reviewing the financial results of the Company; reviewing with the Company's independent auditors the scope and results of their audits; reviewing with the independent auditors and management the Company's accounting and reporting principles, practices and policies and the adequacy of the Company's accounting, operating and financial controls. The Audit Committee met three times during the period between January 1, 1998 and December 31, 1998.

     NOMINATING COMMITTEE. For the year ended December 31, 1998, the Nominating Committee was composed of four non-employee directors, Messrs. Schweiger (Chairman), Carney, Jennings and Miller. This Committee is responsible for identifying and recommending to the Company's stockholders nominees to the Company's Board of Directors. The Nominating Committee considers nominees who are recommended by stockholders as additional members of the board or to fill vacancies on the board. Stockholders desiring to submit the names of, and any pertinent data with respect to, such nominees should send this information, in writing, to the Chairman of the Nominating Committee, Mr. Anthony W. Schweiger, in care of the Company. The Nominating Committee met two times during the period between January 1, 1998 and December 31, 1998. See "ELECTION OF
DIRECTORS -- Requirements for Advance Notification of Nominees."

     INVESTMENT COMMITTEE. For the year ended December 31, 1998, the Investment Committee was composed of Mr. Moore (Chairman), Dr. Fagin, Messrs. Filipps, Miller, and Richards. The Investment Committee is responsible for monitoring the Company's investment portfolio. The Investment Committee met four times during the period January 1, 1998 through December 31, 1998.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information regarding each of the current executive officers of the Company as of June 9, 1999. The executive officers of the Company are elected annually by the Board of Directors to serve in their respective capacities until their successors are duly elected and qualified or until their earlier resignation or removal.

Frank P. Filipps...........  Mr. Filipps has been the Chairman of the Board and
                             Chief Executive Officer since June 1999. He joined the Company and Radian, as Senior Vice President and Chief Financial Officer in November 1992, and became Executive Vice President and Chief Operating Officer of the Company and Radian in 1994. In January 1995 he became President of the Company and Chairman of the Board, President and Chief Executive Officer of Radian. In January 1996 Mr. Filipps was named Chief Executive Officer of the Company. From 1975 until October 1992 he was an executive with American International Group, Inc., an insurance holding company, serving as Vice President and Treasurer from 1989 to 1992. He has been a director of Impac Mortgage Holdings since November 1995 and a director of Impac Commercial Holdings since February 1997. He has been a director of the Company since May 1995. Age: 52.

Roy J. Kasmar..............  Mr. Kasmar has been President and Chief Operating
                             Officer of the Company since June He joined Amerin Guaranty as Executive Vice President and Chief Operating Officer in May 1996 and became President and Chief Operating Officer of Amerin Guaranty in November 1997. From 1988 to 1996 he was a member of the Operating Committee and managing director of Capital Markets group with Prudential Home Mortgage. He served as Chief Operating Officer and Vice President in charge of secondary marketing of First Boston Capital Group from 1984 to 1988. Prior to that he served as Vice President in charge of secondary marketing of Chase Home Mortgage from 1981 to 1984. He has been a director of Amerin Guaranty from since December 1996, and he was a director of Amerin Corporation from September 1998 until it merged with and into the Company in June 1999 at which time he became a director of the Company. Age: 43.

William W. Carroll.........  Mr. Carroll was named Executive Vice President,
                             National Sales Manager of Radian in April 1999. He was Senior Vice President, National Sales Manager of Radian from January 1997 to April 1999. From 1986 through 1997 he served various senior level positions within the mortgage banking industry, most recently at Barnett Bank as a Senior Consultant. Age: 61.

C. Robert Quint............  Mr. Quint was named Executive Vice President, Chief
                             Financial Officer of the Company in April 1999. He was Senior Vice President, Chief Financial Officer of the Company and Radian in January 1996. He joined Radian as Vice President, Administration and Controller in August 1990. In July 1992 he became Vice President, Administration and Controller of the Company. In January 1995, he was named Vice President, Finance and Controller of the Company and Radian. From June 1987 until August 1990 he served as an Assistant Controller for Reliance Development Group, a commercial real estate developer. Age: 39.

Andrew R. Luczakowsky......  Mr. Luczakowsky was named Senior Vice President,
                             Information Systems of Radian in July 1998. He was named Vice President of Radian in April 1984. He has been employed by Radian in an information technology related capacity since 1982. Age: 52.

Howard S. Yaruss...........  Mr. Yaruss joined the Company and Radian in July
                             1997 as Senior Vice President, Secretary and
                             General Counsel. From July of 1991 until July of 1997 he served as Vice President and Assistant General Counsel of Capital Reinsurance Company, a reinsurance company. Age: 40.

Albert V. Will.............  Mr. Will became Executive Vice President,
                             Operations of the Company upon the closing of the merger between the Company and Amerin. He served as Executive Vice President, Operations of Amerin from August 1998 until June 1999. He has been a Principal of Eotek, LLC and of Looking Glass Partners. He served as Chief Operating Officer of Banc One Mortgage from November 1995 through August 1997, and Senior Vice President of Residential Services Corporation of America from September 1989 through November 1995. Age: 43.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Mr. Wender, Lead Director of the Company, receives $100,000 per year, payable quarterly, for his services. All other directors of the Company who did not serve as executive officers of the Company received an annual fee for their services of $20,000, a $2,000 annual fee for serving as a Chairman of a Committee, and a $1,500 fee for each Board of Directors meeting, a $1,500 fee for each committee meeting attended not in conjunction with a Board of Directors meeting and a $500 fee for each committee meeting attended in conjunction with a Board of Directors meeting attended. In addition, non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with a Board of Directors or Committee meeting. Directors who are employees do not receive additional compensation for such service. Each non-employee director automatically receives, at each December Board of Directors meeting, a grant of 400 units of phantom stock at full value exerciseable upon their departure from the Board of Directors of the Company. Coinciding with the grant of the phantom stock, each director receives a non-qualified stock option under the Company's stock option plan to acquire 1,200 shares of Common Stock of the Company at the fair market value of such Common Stock on the date of the grant. These options become vested and fully exerciseable on the first anniversary of the date of the grant, provided that the optionee is a director of the Company on such anniversary date. Options are exercisable for ten years after the date of the grant, provided that the optionee remains a director of the Company. The exercise price of such options is 100% of the fair market value of the Common Stock on the date of the grant. In 1997, the Directors of the Company undertook, with the assistance of an outside consultant, a review of the Company's policies with respect to director and board compensation.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the years ended December 31, 1996, 1997 and 1998 as to the compensation of (i) the Chief Executive Officer of the Company, and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                          -------------
                                                                             AWARDS
                                                                          -------------
                                                   ANNUAL COMPENSATION     SECURITIES     ALL OTHER
                                                   --------------------    UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION                YEAR    SALARY(1)   BONUS(2)   OPTIONS(3)(6)   SATION(4)
---------------------------                ----    ---------   --------   -------------   ---------
Frank P. Filipps.........................  1998    $400,000    $600,000      42,500        $19,920
President & CEO                            1997    $300,000    $450,000      50,000        $ 8,000
                                                               $250,000           0        $ 7,500
                                           1996    $250,000
William W. Carroll(5)....................  1998    $190,000    $228,000      16,000        $14,475
Executive V.P. Sales                       1997    $168,269    $218,750      19,500        $ 8,000
Paul F. Fischer..........................  1998    $190,000    $209,000      14,500        $17,250
Sr. V.P. Risk Management                   1997    $177,000    $177,000      28,500        $ 8,000
                                                               $165,000           0        $ 7,500
                                           1996    $165,000
Douglas J. MacLeod.......................  1998    $187,000    $150,000      10,500        $17,235
Sr. V.P. Capital Markets -- Radian         1997    $187,000    $149,600      23,000        $ 8,000
                                                               $173,000           0        $ 7,500
                                           1996    $185,000
C. Robert Quint..........................  1998    $180,000    $225,000      16,000        $15,387
Executive V.P. Chief Financial Officer     1997    $167,000    $208,750      26,500        $ 8,000
                                           1996    $160,000    $160,000           0        $ 7,500

---------------
(1) Includes employee contributions to the Company's Savings Incentive Plan.

(2) Bonus amounts are for services rendered in the calendar year noted but paid in the subsequent year.

(3) Options were granted on January 20, 1997 in consideration for 1996 performance and on December 2, 1997 in consideration for 1997 performance.

(4) Includes matching contributions by the Company under the Company's Savings Incentive Plan and other fringe benefits.

(5) Mr. Carroll's employment with Radian commenced January 20, 1997.

(6) Options were granted on January 19, 1999 in consideration for 1998 performance.

     The following table sets forth certain information concerning exercises of stock options during the year ended December 31, 1998 and the value of unexercised stock options at December 31, 1998 for (i) the Chief Executive Officer of the Company, and (ii) the four most highly compensated executive officers of the Company other than the Chief Executive Officer.

              AGGREGATED OPTION/EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION/VALUES(1)

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             SHARES                         DECEMBER 31, 1998             DECEMBER 31, 1998
                            ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                       ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------    ----------   -----------   -------------   -----------   -------------
Frank P. Filipps.........          0      $        0     143,750         96,250      $4,237,031     $1,451,718
William W. Carroll.......          0      $        0           0         19,500      $        0     $        0
Paul F. Fischer..........     48,000      $2,429,622      40,000         58,500      $1,091,800     $  969,293
Douglas J. MacLeod.......      7,000      $  356,625      80,000         53,000      $2,281,200     $  952,625
C. Robert Quint..........          0      $        0      52,000         44,500      $1,513,980     $  620,565

---------------
(1) At December 31, 1998, the closing price of a share of Common Stock on the New York Stock Exchange was $43.375.

CHANGE OF CONTROL AGREEMENTS

     See "CERTAIN TRANSACTIONS" for a description of change of control agreements between the Company and its executive officers.

PENSION PLAN

     The Board of Directors of the Company has established the Company's Pension Plan (the "Pension Plan"). The Pension Plan is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code. All salaried and hourly employees of the Company are eligible to participate in the Pension Plan upon the attainment of 20 1/2 years of age and one year of eligible service. A participant is generally fully vested after five years of service subsequent to age 18.

     The amount of the annual normal retirement benefit of a participant is the sum of (i) 1.1% of his average base salary (up to a statutory maximum equal to $160,000 in 1998) for the five consecutive calendar years for which such average is highest ("Average Annual Salary") multiplied by his number of years of credited service not in excess of 35 years, plus (ii) 0.5% of the participant's Average Annual Salary in excess of the average of the annual Social Security taxable wage bases in effect for each of the 35 calendar years ending with the calendar year in which he attains Social Security retirement age multiplied by his number of years of credited service not in excess of 35 years, plus (iii) 0.5% of the participant's Average Annual Salary multiplied by his number of years of credited service in excess of 35 years.

     In January 1997, the Board of Directors of the Company established a nonqualified Supplemental Executive Retirement Plan ("SERP"). This plan is intended to provide certain officers with a supplemental retirement program to the qualified pension plan. The difference between the SERP and the qualified pension plan is that the SERP is not subject to the statutory cap on compensation that may be taken into account for the calculation of benefits ($160,000 in 1998) and the statutory cap on actual benefits ($130,000 in 1998). The benefit under the SERP is determined using the same formula as that under the qualified pension plan but is based on total compensation (inclusive of salary and bonus) up to 150% of average base pay for the three consecutive calendar years for which such base pay is the highest. Under the terms of the SERP, the Board of Directors must annually designate which officers are eligible to participate in the SERP.

     The following table sets forth the approximate annual pension that a full-time employee, including an officer, may receive under the Pension Plan, assuming selection of a single life annuity and retirement at age 65, based on the indicated assumptions as to Average Annual Salary and years of credited service. The following table assumes that the Company was in existence for the entire year of 1992. Benefits shown in the following table in excess of $130,000 are payable by the Company only to persons designated by the Board of Directors to participate in the SERP.

                               PENSION PLAN TABLE

                                YEARS OF CREDITED SERVICE
               ------------------------------------------------------------
REMUNERATION     5       10       15       20       25       30       35
------------   ------  -------  -------  -------  -------  -------  -------
$100,000....    7,250   14,500   21,750   29,000   36,250   43,500   50,750
$150,000....   11,250   22,500   33,750   45,000   56,250   67,500   78,750
$160,000....   12,050   24,100   36,150   48,200   60,250   72,300   84,350
$200,000....   15,250   30,500   45,750   61,000   76,250   91,500  106,750
$250,000....   19,250   38,500   57,750   77,000   96,250  115,500  134,750
$300,000....   23,250   46,500   69,750   93,000  116,250  139,500  162,750
$500,000....   39,250   78,500  117,750  157,000  196,250  235,500  274,750
$750,000....   59,250  118,500  177,750  237,000  296,250  355,500  414,750
$1,000,000..   79,250  158,500  237,750  317,000  396,250  475,500  554,750

     For the year ended December 31, 1998, the base salary for purposes of the Pension Plan for the officers named in the Summary Compensation Table is set forth in the salary column of the Summary Compensation Table. The credited years in service as of December 31, 1998 for each such officer is as follows: Mr. Filipps -- 6 years; Mr. Carroll -- 2 years; Mr. Fischer -- 22 years; Mr.
MacLeod -- 7 years; and Mr. Quint -- 9 years.

                             EXECUTIVE COMPENSATION

STOCK OPTION AND COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

     The Stock Option and Compensation Committee (the "Committee") has provided the following report on executive compensation for the year ended December 31, 1998:

COMPENSATION PHILOSOPHY

     The Committee believes that the Company's executive compensation program should be closely related to the services that the executives deliver to the Company and the value such services bring to the stockholders of the Company.

     The Committee believes an executive's compensation should be based, in part, on the achievement by the Company of certain specified financial objectives and, in part, on the achievement by the executive of specific, individual objectives. The Company's financial objectives are recommended by management and are approved by the Stock Option and Compensation Committee and further ratified by the full Board of Directors. Achievement of both the corporate and individual objectives should lead to improved performance and greater value to the stockholders. The Stock Option and Compensation Committee hired an outside consultant to review the Company's compensation programs in light of those provided by similar organizations.

EXECUTIVE OFFICERS

     The Company's executive compensation program is comprised of three components: (i) annual base salary; (ii) annual bonus; and (iii) long-term equity incentives. The variable portions of the executive compensation program (annual bonus and stock options) are directly tied to the Company's results of operations. The annual bonus has been designed to recognize shorter-term results while awards of stock options have been implemented to recognize sustained corporate growth and profitability. The annual bonus plan is designed to reflect the achievement of specific individual and corporate goals and objectives including specific net income and return on equity targets. The amount of the annual bonus actually awarded to an executive officer is dependent on the meeting or exceeding of specific targets which are developed at the beginning of each year by the executive and the Company. Failure to reach the targeted goals results in lower annual bonus awards and may, in the appropriate circumstances, result in no award. Since the attainment of the goals and objectives of the Company leads to increased stockholder returns, the annual bonus plan creates a direct relationship between executive compensation and the creation of additional value for the stockholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Filipps' annual compensation is fixed by the Committee. The Committee may grant periodic salary increases, if warranted, after a review of Mr. Filipps' performance and an assessment of the competitiveness of Mr. Filipps' current base salary. The award of an annual bonus recognizes Mr. Filipps' contributions to the Company's overall results. Contributions are measured against specific goals and objectives which are established by the Committee at the beginning of each year. The Committee considers the Company's return on equity, combined ratio, market share, growth in earnings and revenue, reduction in expenses, increases in profitability, as well as Mr. Filipps' individual goals and objectives.

ANNUAL BASE SALARY

     The annual base salary levels for the Company's executive officers are intended to be competitive with salaries for executive officers in comparable industries with similar levels of responsibility. The Company believes the salaries are competitive. Salaries paid to executive officers are fixed by the Committee. The Committee grants periodic salary increases, if warranted, after a review of individual performance and an assessment of the competitiveness of the executive's current salary.

ANNUAL BONUS

     The award of an annual bonus recognizes the individual contributions of an executive officer to the Company's overall results of operations. Contributions are measured against specific goals and objectives established at the beginning of the year for each executive officer and the Company. Among the factors considered are the Company's return on equity, combined ratio, market share, growth in earnings and revenue, reduction in expenses, increases in productivity, etc. Individual objectives are based on the executive's position with the Company or an affiliate.

     The Chief Executive Officer of the Company reviews the performance of all executive officers and makes specific recommendations to the Committee regarding the amount of annual bonus, if any, to be awarded. The amount of the annual bonus is dependent upon achieving specific goals and objectives.

LONG-TERM EQUITY INCENTIVE

     The Company's 1992 Stock Option Plan and 1995 Equity Compensation Plan provide the Company the opportunity to reward the contributions of key employees -- executive officers and others. After careful review, management has concluded that the use of stock option awards based on salary levels was the best method of long-term incentive compensation of executive officers, and one that would ensure that the executive officers hold equity stakes in the Company. The Company's management modified the existing stock option grant guidelines and suggested that the Committee adopt these modifications. Based upon the review and management's recommendations, the Committee approved guidelines that provide for stock option grants to executive officers (and key employees) upon the occurrence of one (or more) of the following events: (i) initial employment,
(ii) promotion to a new, higher level position with increased responsibility and accountability, and/or (iii) the attainment of specific goals and objectives by an executive officer or key employee and the Company. Pursuant to these guidelines, the CEO recommends the number of stock options to be granted to an executive officer (or key employee) and presents this recommendation to the Committee along with supporting data for its review and approval.

     The Committee reviews the individual performance of Messrs. Filipps and Kasmar. The performances of the other executive officers of the Company are reviewed by Mr. Filipps who makes specific recommendations to the Committee regarding eligibility for and the amount of stock options to be granted to those executive officers (and key employees) of the Company who have made significant contributions to the Company's results of operations.

     The Committee evaluates the performance of the Company during a calendar year by examining a number of factors including the Company's competitive position in the mortgage insurance industry, growth in earnings, return on equity and other specific corporate goals and objectives. The Committee also examines the recommendations of the Chief Executive Officer. The Committee grants, subject to approval and ratification by the Board of Directors, stock options to the Chief Executive Officer and other executive officers and key employees.

     During 1998, no executive officers of the Company were granted options to purchase shares.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's Chief Executive Officer and the four next most highly compensated executive officers except to the extent that any amount in excess of such limit is paid pursuant to a plan containing a performance standard or a stock option plan that meets certain requirements. The amendments for the 1992 Stock Option Plan approved at the 1995 Annual Meeting were designed to bring the 1992 Stock Option Plan into compliance with Section 162(m). The 1995 Equity Compensation Plan was also drafted to comply with Section 162(m). To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Stock Option and Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. The Stock Option and Compensation Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Company and its stockholders.

             MEMBERS OF THE STOCK OPTION AND COMPENSATION COMMITTEE

                         Robert W. Richards (Chairman)
                                Howard B. Culang
                                Claire M. Fagin
                                Ronald W. Moore

                         TOTAL STOCKHOLDER RETURN GRAPH

     The Securities and Exchange Commission requires that the Company's total return to its stockholders be compared to a relevant market index and a similar industry index for the last five years or such shorter period of time as the Company has been publicly traded. The Company became a publicly-traded company on October 30, 1992, when its initial public offering commenced. The following compares the total return to stockholders of (i) a $100 investment in the Company's Common Stock, (ii) the Standard and Poor's 500 index, and (iii) a peer group constructed by the Company for the period December 31, 1993 through December 31, 1998. The three companies in the peer group, MGIC Investment Corporation, a publicly-traded mortgage insurance company, Fannie Mae and the Federal Home Loan Mortgage Corporation ("Freddie Mac") have been selected because their core businesses involve residential mortgage lending.

     Total stockholder return is determined by dividing (i) the sum of the cumulative amount of dividends for a given period (assuming dividend reinvestment) and the difference between the share price at the end of the beginning of the period, by (ii) the share price at the end of the period.

PERFORMANCE GRAPH

                                                  CMAC INVESTMENT CORP            S&P 500 INDEX                PEER GROUP
                                                  --------------------            -------------                ----------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   104.82                      101.32                       98.68
'1995'                                                   160.49                      139.40                      170.24
'1996'                                                   269.01                      171.40                      218.08
'1997'                                                   443.18                      228.59                      339.79
'1998'                                                   338.01                      293.91                      451.82

FOOTNOTES:

(1) Returns were prepared by Standard & Poor's Compustat, a division of McGraw-Hill, Inc.

(2) The return for the peer group for the periods shown assumes the base period to be equal to $100.00 and is calculated by weighing the returns for each company in the peer group by the market capitalization at the beginning of the periods shown.

(3) Past total stockholder returns may not be indicative of returns to be achieved in the future or for periods of time longer than the periods shown in the above graph.

                              CERTAIN TRANSACTIONS

     Prior to the Company's initial public offering in October 1992 (the "Offering"), the Company and Radian were indirect subsidiaries of Reliance Group Holdings, Inc. ("Reliance"). Mr. Wender, Lead Director of the Company, was Chairman of the Board and Chief Executive Officer of Commonwealth, an indirect subsidiary of Reliance at that time.

     Concurrently with the Offering, Commonwealth purchased 800,000 shares of the Company's $4.125 Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $40.0 million. On February 27, 1998, Commonwealth was acquired by LandAmerica Financial Group, Inc. and as successor to Commonwealth Land Title Insurance Company ("Commonwealth"), now owns the Preferred Stock. Dividends on the Preferred Stock are payable quarterly and for the year ended December 31, 1998 totaled $3.3 million. The Preferred Stock is redeemable, in whole or from time to time in part, at the option of the Company at $54.125 per share beginning on August 15, 2002 and declining to $50.00 per share on August 15, 2005. On August 15 of each year beginning in 2002, the Company is obligated, to the extent it has funds legally available therefor, to redeem 72,000 shares (80,000 in 2012) at a redemption price of $50.00 per share. In the event that dividends on the Preferred Stock are in arrears and unpaid in an amount equal to six quarterly dividends, the size of the Company's Board of Directors will be increased by two to permit the holders of the Preferred Stock, voting separately as a class, to elect two directors. The Company may not consummate any Fundamental Transaction (defined as a merger, consolidation, sale of assets or similar transaction on which the holders of the Common Stock are entitled to vote) unless such transaction is approved by two-thirds of the outstanding shares of the Preferred Stock. In connection with the sale of Preferred Stock, the Company granted to Commonwealth certain rights to register the Preferred Stock under the Securities Act of 1933, as amended.

     The Company has entered into change of control agreements with each of Messrs. Filipps, Kasmar, Fischer, MacLeod, Luczakowsky, Quint, Carroll and Yaruss and Scott Stevens, Senior Vice President -- Human Resources and Administration. The change of control agreements have initial terms of three years and upon expiration of such period will be automatically extended for successive one-year terms, unless terminated by either party. The change of control agreements provide that in the event that, within two years after a "change in control" of the Company or Radian, the executive's employment is terminated (i) by the Company for any reason other than (1) the executive's continued illness, injury or incapacity for a period of twelve consecutive months or (2) for "cause", which shall mean misappropriation of funds, habitual insobriety, substance abuse, conviction of a crime involving moral turpitude, or gross negligence in the performance of duties, which gross negligence has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries taken as a whole, or
(ii) by the executive in the event of relocation or certain specified adverse changes in employment status and compensation, the executive would be entitled to a lump-sum cash payment equal to 2.0 times (1) the executive's then current annual base compensation plus (2) the target bonus for the year in which a termination occurs. Additionally, upon a change of control (as defined in the agreements), all options not then vested would fully vest, and any restricted stock previously granted to the executive which has not yet vested or become freely transferable would become fully vested and freely transferable.

                   II.  STOCKHOLDER APPROVAL OF SELECTION OF
                            OF INDEPENDENT AUDITORS

     On January 19, 1999 the Board of Directors of the Company, acting upon the recommendation of the Audit Committee, selected the firm of Deloitte & Touche LLP as the independent auditors to audit the books, records and accounts of the Company for the current fiscal year, subject to ratification by the Company's stockholders. Deloitte & Touche LLP also served as the Company's independent auditors for the year ended December 31, 1998.

     Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. The Board of Directors unanimously recommends a vote FOR this proposal. It is understood that even if the selection of Deloitte & Touche LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The Company has requested that a representative of Deloitte & Touche LLP attend the 1999 annual meeting of stockholders. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate stockholder's questions.

                              III.  OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their best judgment.

                         STOCKHOLDER PROPOSALS FOR THE
                              2000 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities Exchange Commission. To be considered for inclusion in the Proxy Statement and form of proxy relating to the 2000 annual meeting, such proposals must be received by the Company not later than December 3, 1999. Proposals should be directed to the attention of the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon the written request of such person, a copy of the Company's annual report on Form 10-K for the year ended December 31, 1998, including financial statements and schedules thereto, but excluding exhibits. Requests for copies of such report should be directed to C. Robert Quint, Executive Vice President, Chief Financial Officer, Radian Group Inc., 1601 Market Street, Philadelphia, PA 19103.

                                          By Order of the Board of Directors

                                          HOWARD S. YARUSS
                                          Secretary

                               RADIAN GROUP INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 31, 1999

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby authorizes Frank P. Fllipps, Howard S. Yaruss, and
C. Robert Quint, and each of them, individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of the Radian Group Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Stockholders of the Company to be held at 1601 Market St., 11th floor, Philadelphia, PA 19103, on August 31, 1999 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated in each case July 30, 1999. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO IN ITEMS 1 and 2.

                                        RADIAN GROUP INC.
                                        P.O. BOX 11024
                                        NEW YORK, N.Y. 10203-0024

----------
|        |
----------

1. Election of Directors  FOR all nominees       WITHHOLD AUTHORITY to vote         EXCEPTIONS
                          listed below     / /   for all nominees listed below / /             / /

Nominees: D. Carney, C. Fagis, R. Moore
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTION" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

*Exceptions____________________________________________________________________

2. Ratification of the selection of Deloitte & Touche as the Company's Independent Auditors.

FOR / /     AGAINST / /     ABSTAIN / /

3. To transact such other business as may properly come before the meeting.

                                                       Change of Address and
                                                       or Comments Mark Here / /

                         Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or authorized officer, please give full title.

                         DATED_____________________________________________1999

                         SIGNED________________________________________________

                         ______________________________________________________
                         VOTES MUST BE INDICATED
                         (X) IN BLACK OR BLUE INK.   /X/
SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.